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                                                                    EXHIBIT 23.7

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 26, 2001, on the financial statements of Novazyme Pharmaceuticals, Inc. for the year ended December 31, 2000 and for the period from inception (April 16, 1999) to December 31, 1999 and 2000, included in the Form 8-K of Genzyme Corporation dated September 7, 2001, and to all references to our firm with respect to Novazyme Pharmaceuticals, Inc. in this registration statement.

                                         /s/ Arthur Andersen LLP

Oklahoma City, Oklahoma,
    September 20, 2001